State of Delaware
Secretary of State
Division of Corporations
Delivered 03:59 PM 09/16/2004
FILED 03:59 PM 09/16/2004
RV 040672167 - 3725058 FILE

STATE OF DELAWARE
CERTIFICATE OF AMENDMENT
OF CERTIFICATE OF INCORPORATION

Marine Growth Ventures, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware.

DOES HEREBY CERTIFY:

FIRST: That a meeting of the Board of Directors of Marine Growth Ventures, Inc.,

Resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the

The Article thereof numbered "FOUR (4)" so that, as amended, said Article shall be and read as follows:

The total number of shares of all classes of capital stock that the Corporation shall have authority to issue is hereby changed to 10,000,000 shares of common stock, par value $0.05 per share.

SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation, was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with that provisions of Section 242 of the General Corporation Law of the State of Delaware.

FOURTH: That the capital of said corporation shall not be reduced under or by reason of said amendment.

IN WITNESS WHEREOF, said Marine Growth Ventures, Inc. has caused this certificate to be signed by Frank P. Crivello, an Authorized Officer, this 31st day of August, 2004.

By: ______________________
Authorized Officer

Title: Chairman

Name: Frank P. Crivello